UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 12, 2022

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2022, R. Keith Teague, Chief Operating Officer of Tellurian Inc., a Delaware corporation (the “Company”), notified the Company that he intends to retire from his position as Chief Operating Officer effective July 15, 2022. Octávio M.C. Simões, President and Chief Executive Officer of the Company, will assume Mr. Teague’s corporate responsibilities for the Company and its subsidiaries. Biographical and related information regarding Mr. Simões is set forth in the Company’s proxy statement for its 2022 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 28, 2022, under the headings “Proposal 1—Election of Directors to the Company’s Board—Executive Officers” and “Certain Relationships and Related Party Transactions—Sponsorship Agreements with Energy Dialogues LLC” and such information is incorporated by reference herein.

In connection with Mr. Teague’s retirement, he entered into a Retirement Agreement and General Release (the “Retirement Agreement”) and a Consulting Agreement (the “Consulting Agreement”) with the Company.

Pursuant to the Retirement Agreement, Mr. Teague forfeited certain equity, equity-linked and cash-based awards, including 3,750,000 shares of restricted stock under the Company’s equity incentive plans, a grant allocation of $8,000,000 under a construction incentive award with respect to the construction of Phases 3 and 4 of the Company’s Driftwood Project and a stock option grant in respect of 90,000 shares (unless exercised within a 90-day post-separation exercise period). Mr. Teague’s construction incentive award related to the construction of Phases 1 and 2 of the Driftwood Project, with a grant allocation of $12,000,000, and any outstanding long-term incentive awards under the Company’s Incentive Compensation Program (the “ICP”), will remain outstanding and will vest on terms, and subject to certain conditions, set forth in the Retirement Agreement. Mr. Teague will not receive any short-term or long-term ICP awards in respect of 2022. Mr. Teague has agreed not to engage in certain business activities competitive with the Company for a period of two years.

Pursuant to the Consulting Agreement, Mr. Teague will provide consulting services to the Company for a period of two years commencing on July 16, 2022 and will be entitled to annual cash compensation of $250,000.

The foregoing description of the Retirement and Consulting Agreements is not complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 16, 2022, the Company issued a press release regarding the retirement of Mr. Teague from his position as Chief Operating Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1‡	Retirement Agreement and General Release, dated as of May 13, 2022, by and between Tellurian Inc. and R. Keith Teague.

10.2‡	Consulting Agreement, dated as of May 13, 2022, by and between Tellurian Inc. and R. Keith Teague.

99.1	Press Release, dated as of May 16, 2022

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)

‡	Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ L. Kian Granmayeh
Name:	L. Kian Granmayeh
Title:	Executive Vice President and Chief Financial Officer

Date: May 16, 2022